UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2007

ATS Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-18602	41-1595629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3905 Annapolis Lane North, Minneapolis, Minnesota		55447
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-553-7736

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

ASSET PURCHASE

On June 19, 2007, ATS Medical, Inc. (the "Company") and CryoCath Technologies, Inc., a company incorporated under Part 1A of the Companies Act (Quebec) ("CryoCath"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") relating to the purchase of certain assets of CryoCath related to its cryoablation surgical device business. On June 28, 2007, the Company and CryoCath completed the transactions contemplated by the Asset Purchase Agreement, as described in greater detail in Item 2.01 below.

License Agreement

In connection with the closing, the Company, a wholly owned subsidiary of the Company and CryoCath entered into a License Agreement, dated June 28, 2007, which provides the Company with an exclusive, perpetual, royalty-free, worldwide license to use CryoCath’s intellectual property related to the cryoablation surgical device business. The license granted to the Company pursuant to the License Agreement will enable the Company to use such intellectual property to develop, make, use, promote, distribute and sell argon-based cryoablation devices and other similar devices in any territory by any means to cardiac, thoracic or cardiothoracic surgeons for use by such surgeons in connection with cardiac cryoablation surgery.

Manufacturing Agreement

A wholly owned subsidiary of the Company and CryoCath also entered into a Manufacturing Agreement, dated as of June 28, 2007 (the "Manufacturing Agreement"), pursuant to which CryoCath has agreed to manufacture, assemble and supply products relating to the cryoablation surgical business to the Company's subsidiary. Such products shall be provided upon receipt of a purchase order from the Company or its subsidary and in such quantities and in accordance with the terms specified in the purchase order and the Manufacturing Agreement. The purchase price of the products shall be (1) for products scheduled for delivery during the first six months under the Manufacturing Agreement, 120% of CryoCath’s fully loaded direct costs of manufacturing such products and (2) for products scheduled for delivery after the first six months under the Manufacturing Agreement, 120% of CryoCath’s fully loaded direct costs of manufacturing such products. The term of the Manufacturing Agreement is one year. If the parties decide to extend the Manufacturing Agreement beyond one year, the cost will be negotiated between the parties but in no event will be less than 125% multiplied by the fully loaded direct costs of manufacturing the cryoablation surgical products.

Termination Agreement

The Company and CryoCath also entered into a Termination Agreement, dated as of June 28, 2007, which terminates the existing Distribution Agreement and existing Agent Agreement, each dated November 9, 2004, between the Company and CryoCath. The Termination Agreement provides a final settlement of all commissions and other payments due and owing between the parties under the Distribution Agreement and Agent Agreement. Notwithstanding the termination of the Termination Agreement, certain obligations under the Distribution Agreement and Agent Agreement, including the warranty obligations of the Company with respect to defective or non-conforming products and CryoCath’s indemnification obligations with respect to product liability and patent infringement claims, survive the termination provided under the Termination Agreement.

The foregoing is not a complete summary of the terms of the License Agreement, Manufacturing Agreement and Termination Agreement described in this Item 1.01, and reference is made to the complete text of the License Agreement, Manufacturing Agreement and Termination Agreement attached hereto as Exhibits 10.1 and 10.2 and 10.3, respectively.

SECURITIES PURCHASE

On June 19, 2007, the Company entered into a Common Stock and Warrant Purchase Agreement (the "Securities Purchase Agreement") with Alta Partners VIII, L.P. (the "Investor"), pursuant to which the Company agreed to issue to the Investor an aggregate of 9,800,000 shares (the "Shares") of the Company’s common stock (the "Common Stock") and a seven-year warrant to purchase up to 1,960,000 shares of Common Stock at an exercise price of $1.65 per share, or the equivalent cash value thereof, as described below (the "Warrant").
On June 28, 2007, the Company and the Investor closed the transactions contemplated under the Securities Purchase Agreement, with the Investor paying $1.65 per share for the purchase of the Shares and $0.125 per underlying share for the purchase of the Warrant. The gross proceeds of the sale of the Shares and Warrant was $16,415,000.

Warrant

Under the terms of the Warrant, dated June 28, 2007, if the Company does not receive approval of its shareholders at the Company’s 2008 annual meeting of shareholders (or any subsequent annual meeting) to issue shares of Common Stock to the Investor upon exercise of the Warrant, then the Warrant will become exercisable on June 28, 2008, and the Investor will be entitled to receive, upon exercise of the Warrant, cash from the Company in an amount equal to the difference between the then-current fair market value of the shares underlying the Warrant and the aggregate exercise price of the Warrant. If the Company receives shareholder approval to issue shares of Common Stock upon exercise of the Warrant, then the Warrant will become exercisable upon receipt of such shareholder approval and the Investor will be entitled to receive shares of Common Stock upon exercise of the Warrant.

Registration Rights Agreement

The Company and the Investor also entered into a Registration Rights Agreement, dated June 28, 2007, pursuant to which the Company has agreed to prepare and file with the United States Securities and Exchange Commission (the "SEC"), on or prior to the 30th calendar day following the closing of the issuance of the Shares and Warrant, a registration statement (the "Registration Statement") covering the resale of the Shares and, if permitted by the SEC, the Common Stock underlying the Warrant (the "Warrant Shares"), for an offering to be made on a continuous basis pursuant to Rule 415 promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If the Company is not permitted to register the Warrant Shares on the initial Registration Statement, the Company will file a second registration statement covering the Warrant Shares at such time as shall be permissible under SEC rules and regulations.

Pursuant to the Registration Rights Agreement, the Company has agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof but, in any event, within (1) 90 days following the filing date of the Registration Statement if the SEC has informed the Company that no review of the Registration Statement will be made and (2) 120 days following the filing date of the Registration Statement if the SEC has informed the Company that it will review the Registration Statement. The Company has also agreed to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date on which all of the Shares and Warrant Shares have been sold and the date on which all of the Shares and Warrant Shares can be sold publicly under Rule 144(k) promulgated by the SEC pursuant to the Securities Act. If the Registration Statement is not declared effective within the timeframes set forth above, then the Company will be obligated to pay liquidated damages to the Investor in an amount equal to 1% of the aggregate amount invested by the Investor for each 30-day period, or pro rata for any portion thereof, following the date by which the Registration Statement should have been declared effective; provided, however, that the aggregate amount of liquidated damages paid shall not exceed 12% of the aggregate amount invested by the Investor.

The foregoing is not a complete summary of the terms of the Warrant and the Registration Rights Agreement described in this Item 1.01, and reference is made to the complete text of the Warrant and Registration Rights Agreement attached hereto as Exhibits 10.4 and 10.5, respectively.

Item 1.02 Termination of a Material Definitive Agreement.

As described above in Item 1.01 under the heading "Termination Agreement," the Company terminated its Distribution Agreement and Agent Agreement with CryoCath on June 28, 2007 pursuant to the terms of the Termination Agreement. The description of the Termination Agreement set forth in Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 28, 2007, pursuant to the terms of the Asset Purchase Agreement, the Company, through a newly formed, wholly owned subsidiary, completed its acquisition of the tangible assets and certain intangible assets of CryoCath related to its cryoablation surgical device business. The Company and its subsidiary also licensed from CryoCath, under a royalty-free, perpetual license described in the License Agreement, certain of CryoCath’s intellectual property that is used in the cryoablation surgical device business.

Pursuant to the Asset Purchase Agreement, and upon the terms and subject to the conditions thereof, the Company paid CryoCath U.S. $22 million at closing and agreed to pay an additional U.S. $2 million twenty-four months after closing. The Company also agreed to pay up to an additional U.S. $6 million in contingent payments, U.S. $2 million of which is contingent on the successful transition of manufacturing from CryoCath to the Company and U.S. $4 million of which is contingent upon the Company reaching certain levels of sales in 2009 and 2010 of one of the products that is manufactured and sold in the cryoablation surgical device business.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Securities Purchase Agreement described in Item 1.01 above, the Company agreed to appoint to its Board of Directors, as of the closing, one person designated by the Investor, Alta Partners VIII, L.P. On June 28, 2007, in connection with the closing of the transactions contemplated by the Securities Purchase Agreement, the Company appointed Mr. Guy Nohra to its Board of Directors. Mr. Nohra is a founder and managing director of Alta Partners, a venture capital firm investing in life science companies. Prior to founding Alta Partners in 1996, Mr. Nohra was a partner at Burr, Egan, Deleage & Co., which he joined in 1989 and served as a Vice President from 1989 to 1997. Mr. Nohra is not currently serving on any committees of the Board of Directors.

There are no arrangements or understandings between Mr. Nohra and any other persons pursuant to which Mr. Nohra was selected as a director. Except for the transactions contemplated by the Securities Purchase Agreement, Warrant and Registration Rights Agreement, Mr. Nohra does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be party in which the amount involved exceeds $120,000, nor has Mr. Nohra had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year. Under the terms of the Company’s 2000 Stock Incentive Plan, Mr. Nohra was granted 3,000 restricted stock units upon his election to the Board on June 28, 2007, which units will vest on June 28, 2009.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file by amendment to this Form 8-K the required historical financial information no later than September 14, 2007.

(b) Pro Forma Financial Information.

The Company intends to file by amendment to this Form 8-K the required pro forma financial information no later than September 14, 2007.

(c) Exhibits.

The following exhibits are filed with this report:

10.1 License Agreement, dated June 28, 2007, by and between ATS Acquisition Corp. and CryoCath Technologies Inc.

10.2 Manufacturing Agreement, dated June 28, 2007, by and between ATS Acquisition Corp. and CryoCath Technologies Inc.

10.3 Termination Agreement, dated June 28, 2007, by and between ATS Medical, Inc. and CryoCath Technologies Inc.

10.4 Warrant, dated June 28, 2007, issued by ATS Medical, Inc. to Alta Partners VIII, L.P.

10.5 Registration Rights Agreement, dated June 28, 2007, by and between ATS Medical, Inc. and Alta Partners VIII, L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS Medical, Inc.

July 5, 2007	By:	Michael R. Kramer

Name: Michael R. Kramer
Title: Acting Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	License Agreement, dated June 28, 2007, by and between ATS Acquisition Corp. and CryoCath Technologies Inc.
10.2	Manufacturing Agreement, dated June 28, 2007, by and between ATS Acquisition Corp. and CryoCath Technologies Inc.
10.3	Termination Agreement, dated June 28, 2007, by and between ATS Medical, Inc. and CryoCath Technologies Inc.
10.4	Warrant, dated June 28, 2007, issued by ATS Medical, Inc. to Alta Partners VIII, L.P.
10.5	Registration Rights Agreement, dated June 28, 2007, by and between ATS Medical, Inc. and Alta Partners VIII, L.P.